Exhibit 99.1

February 25, 2010

Media Relations Contact:

Andrew Shane

972/453-6473

andrew.shane@supermedia.com

Investor Relations Contact:

Cliff Wilson

(972) 453-6188

cliff.wilson@supermedia.com

SuperMedia Announces 2009 Full Year Results

DALLAS — SuperMedia (NASDAQ:SPMD), a leading advertising agency for local small-to medium-sized businesses across the United States, today announced its financial results for the year ended December 31, 2009.

“2009 was an important transformational year for SuperMedia — a year in which we made strong progress in repositioning our company from a yellow pages publisher to becoming a major catalyst of commerce for America’s small-to medium-sized businesses,” said Scott W. Klein, chief executive officer of SuperMedia. “We also completed the process of securing a financial structure providing us with the opportunity to continue this transformation. SuperMedia is stepping up and standing shoulder to shoulder with local businesses across the country in their fight for success, becoming their champion and an engine for their growth.”

“As a result of the events and accomplishments of last year - reducing our debt, strengthening our balance sheet, introducing game-changing new initiatives like SuperGuarantee® and SuperTradeExchange®,  and revamping systems and training to improve the effectiveness of our sales force — we will be better able to meet that challenge.”

Klein continued, “2009 EBITDA results were disappointing.  Our results reflect double digit declines in revenues driven in large part by the economic recession and its impact on our clients.  Our company’s focus on expense control did enable us to partially mitigate the effect of these declines. As we move forward, we have confidence that the vitality and ingenuity of America’s small businesses will ultimately serve as the driver of our nation’s economic recovery, and our commitment to these businesses through this challenging period will position us as a beneficiary of this recovery.”

“During 2010, we will maintain our focus on expenses and the productivity of our sales force, while continuing to develop and deliver advertising programs that drive results for our clients.”

Financial Summary

SuperMedia reports financial results on a GAAP basis. The company also reports financial results on an adjusted non-GAAP basis.  The adjusted basis measures are described and are reconciled to the corresponding GAAP measures in the accompanying financial schedules. These results were adjusted for the impacts of certain unique costs including reorganization items, restructuring costs, certain stock-based compensation costs, impairments and other non-recurring costs.

Revenue for 2009 was $2,512 million, versus $2,973 million for 2008.

On an adjusted basis, earnings before interest, taxes, depreciation and amortization (EBITDA) was $856 million with a margin of 34.1 percent compared to 2008 EBITDA of $1,272 million, an EBITDA margin of 42.8 percent. On a GAAP basis, EBITDA for 2009 was $809 million an EBITDA margin of 32.2 percent.  For 2008, EBITDA was $1,004 million with a margin of 33.8 percent.

Advertising sales in 2009 declined 18.7 percent compared to 2008.

As previously reported, the company’s Plan of Reorganization became effective and the company emerged from Chapter 11 bankruptcy protection on December 31, 2009. Accordingly, the Company will be subject to fresh start financial reporting in accordance with ASC 852 and ASC 805, therefore the company’s GAAP financial statements prior to January 1, 2010 will not be comparable with its financial statements for periods on or after January 1, 2010.

Webcast Information

Individuals within the United States can access today’s earnings call by dialing 888/603-6873. International participants should dial 973/582-2706. The pass code for the call is: 57553756. In order to ensure a prompt start time, please dial into the call by 4:20pm (Eastern). A replay of the teleconference will be available at 800/642-1687.  International callers can access the replay by calling 706/645-9291. The replay pass code is 57553756. The replay will be available through March 11, 2010. In addition, a live Web cast will be available on SuperMedia’s Web site in the Investor Relations section at www.supermedia.com.

###

Forward-Looking Statements

Certain statements included in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that include the words “believe,” “will,” “would,” “anticipate,” and similar expressions identify forward-looking statements.  You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our management with respect to our financial performance and future events with respect to our business and industry in general.  Forward-looking statements address matters that involve risks and uncertainties.  Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements.  We believe that these factors include, but are not limited to, the risks related to the following:

•                  post-restructuring financial condition, financing requirements, prospects and cash flow;

•                  our ability to complete the implementation of our plan of reorganization and the discharge of our Chapter 11 bankruptcy cases, including successfully resolving any remaining claims;

•                  any negative client, vendor, carrier and third-party responses to the confirmation of our plan of reorganization;

•                  the impact the filing for and emerging from Chapter 11 bankruptcy could have on our corporate image, normal business operations, financial condition, liquidity or cash flow;

•                  the inability to provide assurance for the long-term continued viability of our business;

•                  limitations on our operating and strategic flexibility and ability to operate our business, finance our capital needs or expand business strategies under the terms of new debt agreements that resulted from the reorganization;

•                  results from any failure to comply with the financial covenants and other provisions and restrictions of our debt instruments;

•                  limited access to capital markets and increased borrowing costs resulting from the capital structure after our Chapter 11 bankruptcy;

•                  our declining revenue, including a reduction in customer advertising spend and contract cancellations resulting from the current economic downturn and changes in financial, capital and economic conditions;

•                  changes in our competitive position due to competition from other yellow pages directories publishers and other traditional and new media and our ability to anticipate or respond to changes in technology and user preferences;

•                  declining use of print yellow pages directories;

•                  limited access to capital markets and increased borrowing costs in connection with recent ratings;

•                  changes in the availability and cost of paper and other raw materials used to print our directories and our reliance on third-party providers for printing and distribution services;

•                  increased credit risk associated with our reliance on small- and medium-sized businesses as clients, in particular in the current economic environment;

•                  changes in our operating performance;

•                  our ability to attract and retain qualified key personnel;

•                  our ability to maintain good relations with our unionized employees;

•                  changes in labor, business, political and/or economic conditions;

•                  changes in governmental regulations and policies and actions of regulatory bodies; and

•                  the outcome of pending or future litigation and other claims.

•                  If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipated.

For a detailed discussion of these, and other, risks and uncertainties see our periodic filings with the Securities and Exchange Commission, which you may view at www.sec.gov, and in particular, our Annual Report on Form 10-K for the year ending December 31, 2009; and our future filings with the Securities and Exchange Commission.

About SuperMedia Inc.

SuperMedia (NASDAQ:SPMD) is the advertising agency for local small-to medium-sized businesses across the United States. SuperMedia specialize in results. Click-here results. Ring-the-phone results. Knock-on-the-door results.

SuperMedia’s advertising products and services include: the SuperGuarantee® and SuperTradeExchange® programs, Verizon® SuperYellowPages, FairPoint® SuperYellowPages, Superpages.com®, EveryCarListed.comSM, Switchboard.comSM, LocalSearch.comSM, Superpages MobileSM and SuperpagesDirect® direct mail products. For more information, visit www.supermedia.com.

SPMD-G

SuperMedia Inc.

Consolidated Statements of Operations

Reported (GAAP)

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

(dollars in millions, except per share amounts)

	Predecessor Company
	Year Ended	Year Ended
Unaudited	12/31/09	12/31/08	% Change

Operating Revenue	$2,512	$2,973	(15.5)

Operating Expense
Selling	677	700	(3.3)
Cost of sales (exclusive of depreciation and amortization)	581	608	(4.4)
General and administrative	445	436	2.1
Impairments	—	225	(100.0)
Depreciation and amortization	68	78	(12.8)
Total Operating Expense	1,771	2,047	(13.5)

Operating Income	741	926	(20.0)
Interest expense, net	145	647	(77.6)
Income Before Reorganization Items and Provision for Income Taxes	596	279	113.6

Reorganization items	8,035	—	*

Income Before Provision for Income Taxes	8,631	279	*
Provision for income taxes	374	96	*
Net Income	$8,257	$183	*

Basic and Diluted Earnings per Common Share (1)	$56.32	$1.25	*
Basic and diluted weighted-average common shares outstanding (in millions)	147	146

Dividends Declared per Common Share	$—	$0.3425

These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-K.

Note:

(1)	Equity based awards granted in 2009 and 2008 had no material impact on the calculation of diluted earnings per common share.

SuperMedia Inc.

Consolidated Statements of Operations

Reported (GAAP)

Three Months Ended December 31, 2009 Compared to Three Months Ended December 31, 2008

(dollars in millions, except per share amounts)

	Predecessor Company
	3 Mos. Ended	3 Mos. Ended
Unaudited	12/31/09	12/31/08	% Change

Operating Revenue	$576	$709	(18.8)

Operating Expense
Selling	149	159	(6.3)
Cost of sales (exclusive of depreciation and amortization)	145	147	(1.4)
General and administrative	111	130	(14.6)
Impairments	—	225	(100.0)
Depreciation and amortization	17	19	(10.5)
Total Operating Expense	422	680	(37.9)

Operating Income	154	29	*
Interest expense (income), net	(3)	156	*
Income (Loss) Before Reorganization Items and Provision (Benefit) for Income Taxes	157	(127)	NM

Reorganization items	8,475	—	*

Income (Loss) Before Provision (Benefit) for Income Taxes	8,632	(127)	NM
Provision (benefit) for income taxes	375	(50)	NM
Net Income (Loss)	$8,257	$(77)	NM

Basic and Diluted Earnings (Loss) per Common Share (1)	$56.32	$(0.53)	NM
Basic and diluted weighted-average common shares outstanding (in millions)	147	146

Note:

(1)	Equity based awards granted in 2009 and 2008 had no material impact on the calculation of diluted earnings per common share.

SuperMedia Inc.

Consolidated Statements of Operations

Adjusted (Non-GAAP)(1)

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

(dollars in millions, except per share amounts)

	Predecessor Company
	Year Ended	Year Ended
Unaudited	12/31/09	12/31/08	% Change

Operating Revenue	$2,512	$2,973	(15.5)

Operating Expense
Selling	677	700	(3.3)
Cost of sales (exclusive of depreciation and amortization)	581	608	(4.4)
General and administrative	398	393	1.3
Impairments	—	—	*
Depreciation and amortization	68	78	(12.8)
Total Operating Expense	1,724	1,779	(3.1)

Operating Income	788	1,194	(34.0)
Interest expense, net	147	647	(77.3)
Income Before Reorganization Items and Provision for Income Taxes	641	547	17.2

Reorganization items	—	—	*

Income Before Provision for Income Taxes	641	547	17.2
Provision for income taxes	202	194	4.1
Net Income	$439	$353	24.4

Basic and Diluted Earnings per Common Share (2)	$3.00	$2.42	24.0
Basic and diluted weighted-average common shares outstanding (in millions)	147	146

Notes:

(1)

These consolidated statements of operations provide a comparison of the twelve months ended December 31, 2009 adjusted results to the twelve months ended December 31, 2008 adjusted results. The following schedules provide reconciliations from our reported GAAP results to adjusted non-GAAP results for the periods shown above.

(2)	Equity based awards granted in 2009 and 2008 had no material impact on the calculation of diluted earnings per common share.

SuperMedia Inc.

Consolidated Statements of Operations

Adjusted (Non-GAAP)(1)

Three Months Ended December 31, 2009 Compared to Three Months Ended December 31, 2008

(dollars in millions, except per share amounts)

	Predecessor Company
	3 Mos. Ended	3 Mos. Ended
Unaudited	12/31/09	12/31/08	% Change

Operating Revenue	$576	$709	(18.8)

Operating Expense
Selling	149	159	(6.3)
Cost of sales (exclusive of depreciation and amortization)	145	147	(1.4)
General and administrative	87	116	(25.0)
Impairments	—	—	*
Depreciation and amortization	17	19	(10.5)
Total Operating Expense	398	441	(9.8)

Operating Income	178	268	(33.6)
Interest expense (income), net	(3)	156	*
Income Before Reorganization Items and Provision for Income Taxes	181	112	61.6

Reorganization items	—	—	*

Income Before Provision for Income Taxes	181	112	61.6
Provision for income taxes	33	38	(13.2)
Net Income	$148	$74	100.0

Basic and Diluted Earnings per Common Share (2)	$1.01	$0.51	98.0
Basic and diluted weighted-average common shares outstanding (in millions)	147	146

Notes:

(1)

These consolidated statements of operations provide a comparison of the three months ended December 31, 2009 adjusted results to the three months ended December 31, 2008 adjusted results. The following schedules provide reconciliations from our reported GAAP results to adjusted non-GAAP results for the periods shown above.

(2)	Equity based awards granted in 2009 and 2008 had no material impact on the calculation of diluted earnings per common share.

SuperMedia Inc.

Consolidated Statements of Operations

Reported (GAAP)

Three Months Ended December 31, 2009 Compared to Three Months Ended September 30, 2009

(dollars in millions, except per share amounts)

	Predecessor Company
	3 Mos. Ended	3 Mos. Ended
Unaudited	12/31/09	9/30/09	% Change

Operating Revenue	$576	$611	(5.7)

Operating Expense
Selling	149	167	(10.8)
Cost of sales (exclusive of depreciation and amortization)	145	137	5.8
General and administrative	111	104	6.7
Depreciation and amortization	17	17	—
Total Operating Expense	422	425	(0.7)

Operating Income	154	186	(17.2)
Interest expense (income), net	(3)	(3)	—
Income Before Reorganization Items and Provision for Income Taxes	157	189	(16.9)

Reorganization items	8,475	(35)	NM

Income Before Provision for Income Taxes	8,632	154	*
Provision for income taxes	375	53	*
Net Income	$8,257	$101	*

Basic and Diluted Earnings per Common Share (1)	$56.32	$0.69	*
Basic and diluted weighted-average common shares outstanding (in millions)	147	147

Note:

(1)	Equity based awards granted in 2009 had no material impact on the calculation of diluted earnings per common share.

SuperMedia Inc.

Consolidated Statements of Operations

Adjusted (Non-GAAP)(1)

Three Months Ended December 31, 2009 Compared to Three Months Ended September 30, 2009

(dollars in millions, except per share amounts)

	Predecessor Company
	3 Mos. Ended	3 Mos. Ended
Unaudited	12/31/09	9/30/09	% Change

Operating Revenue	$576	$611	(5.7)

Operating Expense
Selling	149	167	(10.8)
Cost of sales (exclusive of depreciation and amortization)	145	137	5.8
General and administrative	87	98	(11.2)
Depreciation and amortization	17	17	—
Total Operating Expense	398	419	(5.0)

Operating Income	178	192	(7.3)
Interest expense (income), net	(3)	(3)	—
Income Before Reorganization Items and Provision for Income Taxes	181	195	(7.2)

Reorganization items	—	—	*

Income Before Provision for Income Taxes	181	195	(7.2)
Provision for income taxes	33	68	(51.5)
Net Income	$148	$127	16.5

Basic and Diluted Earnings per Common Share (2)	$1.01	$0.87	16.1
Basic and diluted weighted-average common shares outstanding (in millions)	147	147

Notes:

(1)

These consolidated statements of operations provide a comparison of the three months ended December 31, 2009 adjusted results to the three months ended September 30, 2009 adjusted results. The following schedules provide reconciliations from our reported GAAP results to adjusted non-GAAP results for the periods shown above.

(2)	Equity based awards granted in 2009 had no material impact on the calculation of diluted earnings per common share.

SuperMedia Inc.

Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted (Non-GAAP)

Year Ended December 31, 2009

(dollars in millions, except per share amounts)

	Predecessor Company
		Adjustments
Unaudited	Year Ended 12/31/09 Reported (GAAP)	Stock-Based Compensation and Swap Adjustments(3)	Restructuring Costs (4)	Benefit Charges (5)	Reorganization Items (6)	Year Ended 12/31/09 Adjusted (Non-GAAP)

Operating Revenue	$2,512	$—	$—	$—	$—	$2,512

Operating Expense
Selling	677	—	—	—	—	677
Cost of sales (exclusive of depreciation and amortization)	581	—	—	—	—	581
General and administrative	445	(4)	(25)	(18)	—	398
Depreciation and amortization	68	—	—	—	—	68
Total Operating Expense	1,771	(4)	(25)	(18)	—	1,724

Operating Income	741	4	25	18	—	788
Interest expense, net	145	2	—	—	—	147
Income Before Reorganization Items and Provision for Income Taxes	596	2	25	18	—	641

Reorganization items	8,035	—	—	—	(8,035)	—

Income Before Provision for Income Taxes	8,631	2	25	18	(8,035)	641
Provision for income taxes	374	1	8	6	(187)	202
Net Income	$8,257	$1	$17	$12	$(7,848)	$439

Basic and Diluted Earnings per Common Share	$56.32	$0.01	$0.12	$0.08	$(53.53)	$3.00

Operating Income	$741	$4	$25	$18	$—	$788
Depreciation and Amortization	68	—	—	—	—	68
EBITDA (non-GAAP) (1)	$809	$4	$25	$18	$—	$856

Operating Income margin (2)	29.5%					31.4%
Impact of depreciation and amortization	2.7%					2.7%
EBITDA margin (non-GAAP) (1)	32.2%					34.1%

Notes:

(1)

EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2)	Operating income margin is calculated by dividing operating income by operating revenue.

(3)

The stock-based compensation reflects costs associated with a one-time incentive compensation award granted to most of the Company’s employees in January 2007. The swap adjustments reflect the changes associated with the discontinuation of hedge accounting.

(4)	Restructuring costs are associated with strategic organizational realignment and market exit initiatives.

(5)	Non-recurring true-up of long-term benefit plans.

(6)

Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code. As required by U.S. GAAP, the Company adopted fresh start accounting effective December 31, 2009. This represents non-recurring reorganization items of $469 million, a pre-emergence gain of $6,035 million resulting from the discharge of liabilities and a gain of $2,469 million associated with fresh start accounting adjustments.

SuperMedia Inc.

Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted (Non-GAAP)

Three Months Ended December 31, 2009

(dollars in millions, except per share amounts)

	Predecessor Company
	3 Mos. Ended 12/31/09	Adjustments			3 Mos. Ended 12/31/09
Unaudited	Reported (GAAP)	Restructuring Costs (3)	Benefit Charges (4)	Reorganization Items (5)	Adjusted (Non-GAAP)

Operating Revenue	$576	$—	$—	$—	$576

Operating Expense
Selling	149	—	—	—	149
Cost of sales (exclusive of depreciation and amortization)	145	—	—	—	145
General and administrative	111	(6)	(18)	—	87
Depreciation and amortization	17	—	—	—	17
Total Operating Expense	422	(6)	(18)	—	398

Operating Income	154	6	18	—	178
Interest expense, net	(3)	—	—	—	(3)
Income Before Reorganization Items and Provision for Income Taxes	157	6	18	—	181

Reorganization items	8,475	—	—	(8,475)	—

Income Before Provision for Income Taxes	8,632	6	18	(8,475)	181
Provision for income taxes	375	2	6	(350)	33
Net Income	$8,257	$4	$12	$(8,125)	$148

Basic and Diluted Earnings per Common Share	$56.32	$0.03	$0.08	$(55.42)	$1.01

Operating Income	$154	$6	$18	$—	$178
Depreciation and Amortization	17	—	—	—	17
EBITDA (non-GAAP) (1)	$171	$6	$18	$—	$195

Operating Income margin (2)	26.7%				30.9%
Impact of depreciation and amortization	3.0%				3.0%
EBITDA margin (non-GAAP) (1)	29.7%				33.9%

Notes:

(1)

EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2)	Operating income margin is calculated by dividing operating income by operating revenue.

(3)	Restructuring costs are associated with strategic organizational realignment and market exit initiatives.

(4)	Non-recurring true-up of long-term benefit plans.

(5)

Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code. As required by U.S. GAAP, the Company adopted fresh start accounting effective December 31, 2009. This represents a charge for non-recurring reorganization items of $29 million, a pre-emergence gain of $6,035 million resulting from the discharge of liabilities and a gain of $2,469 million associated with fresh start accounting adjustments.

SuperMedia Inc

Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted (Non-GAAP)

Three Months Ended September 30, 2009

(dollars in millions, except per share amounts)

	Predecessor Company
	3 Mos. Ended 9/30/09	Adjustments		3 Mos. Ended 9/30/09
Unaudited	Reported (GAAP)	Restructuring Costs (3)	Reorganization Items (4)	Adjusted (Non-GAAP)

Operating Revenue	$611	$—	$—	$611

Operating Expense
Selling	167	—	—	167
Cost of sales (exclusive of depreciation and amortization)	137	—	—	137
General and administrative	104	(6)	—	98
Depreciation and amortization	17	—	—	17
Total Operating Expense	425	(6)	—	419

Operating Income	186	6	—	192
Interest expense (income), net	(3)	—	—	(3)
Income Before Reorganization Items and Provision for Income Taxes	189	6	—	195

Reorganization items	(35)	—	35	—

Income Before Provision for Income Taxes	154	6	35	195
Provision for income taxes	53	2	13	68
Net Income	$101	$4	$22	$127

Basic and Diluted Earnings per Common Share	$0.69	$0.03	$0.15	$0.87

Operating Income	$186	$6	$—	$192
Depreciation and Amortization	17	—	—	17
EBITDA (non-GAAP) (1)	$203	$6	$—	$209

Operating Income margin (2)	30.4%			31.4%
Impact of depreciation and amortization	2.8%			2.8%
EBITDA margin (non-GAAP) (1)	33.2%			34.2%

Notes:

(1)

EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2)	Operating income margin is calculated by dividing operating income by operating revenue.

(3)	Restructuring costs are associated with strategic organizational realignment and market exit initiatives.

(4)	Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

SuperMedia Inc.

Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted (Non-GAAP)

Year Ended December 31, 2008

(dollars in millions, except per share amounts)

	Predecessor Company
	Year Ended 12/31/08	Adjustments				Year Ended 12/31/08
Unaudited	Reported (GAAP)	Stock-Based Compensation(3)	Separation Costs (4)	Restructuring Costs (5)	Impairment Charges (6)	Adjusted (Non-GAAP)

Operating Revenue	$2,973	$—	$—	$—	$—	$2,973

Operating Expense
Selling	700	—	—	—	—	700
Cost of sales (exclusive of depreciation and amortization)	608	—	—	—	—	608
General and administrative	436	(5)	(15)	(23)	—	393
Impairments	225	—	—	—	(225)	—
Depreciation and amortization	78	—	—	—	—	78
Total Operating Expense	2,047	(5)	(15)	(23)	(225)	1,779

Operating Income	926	5	15	23	225	1,194
Interest expense, net	647	—	—	—	—	647
Income Before Provision for Income Taxes	279	5	15	23	225	547
Provision for income taxes	96	1	5	9	83	194
Net Income	$183	$4	$10	$14	$142	$353

Basic and Diluted Earnings per Common Share	$1.25	$0.03	$0.07	$0.10	$0.97	$2.42

Operating Income	$926	$5	$15	$23	$225	$1,194
Depreciation and Amortization	78	—	—	—	—	78
EBITDA (non-GAAP) (1)	$1,004	$5	$15	$23	$225	$1,272

Operating Income margin (2)	31.2%					40.2%
Impact of depreciation and amortization	2.6%					2.6%
EBITDA margin (non-GAAP) (1)	33.8%					42.8%

Notes:

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2)	Operating income margin is calculated by dividing operating income by operating revenue.

(3)	Stock-based compensation reflects costs associated with a one-time incentive compensation award granted to most of the Company’s employees in January 2007.

(4)	Separation costs reflects costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

(5)	Restructuring costs are associated with strategic organizational realignment and market exit initiatives.

(6)	Impairment charges are non-cash costs associated with the write down of certain intangible assets and other assets.

SuperMedia Inc.

Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted (Non-GAAP)

Three Months Ended December 31, 2008

(dollars in millions, except per share amounts)

	Predecessor Company
	3 Mos. Ended 12/31/08	Adjustments				3 Mos. Ended 12/31/08
Unaudited	Reported (GAAP)	Stock-Based Compensation(3)	Separation Costs (4)	Restructuring Costs (5)	Impairment Charges (6)	Adjusted (Non-GAAP)

Operating Revenue	$709	$—	$—	$—	$—	$709

Operating Expense
Selling	159	—	—	—	—	159
Cost of sales (exclusive of depreciation and amortization)	147	—	—	—	—	147
General and administrative	130	(1)	(1)	(12)	—	116
Impairments	225	—	—	—	(225)	—
Depreciation and amortization	19	—	—	—	—	19
Total Operating Expense	680	(1)	(1)	(12)	(225)	441

Operating Income	29	1	1	12	225	268
Interest expense, net	156	—	—	—	—	156
Income (Loss) Before Provision for Income Taxes	(127)	1	1	12	225	112
Provision (benefit) for income taxes	(50)	—	—	5	83	38
Net Income (Loss)	$(77)	$1	$1	$7	$142	$74

Basic and Diluted Earnings (Loss) per Common Share	$(0.53)	$0.01	$0.01	$0.05	$0.97	$0.51

Operating Income	$29	$1	$1	$12	$225	$268
Depreciation and Amortization	19	—	—	—	—	19
EBITDA (non-GAAP) (1)	$48	$1	$1	$12	$225	$287

Operating Income margin (2)	4.1%					37.8%
Impact of depreciation and amortization	2.7%					2.7%
EBITDA margin (non-GAAP) (1)	6.8%					40.5%

Notes:

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2)	Operating income margin is calculated by dividing operating income by operating revenue.

(3)	The stock-based compensation costs relate to a one-time incentive compensation award granted to most of the Company’s employees in January 2007.

(4)	Separation costs are costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

(5)	Restructuring costs are associated with strategic organizational realignment and market exit initiatives.

(6)	Impairment charges are non-cash costs associated with the write down of certain intangible assets and other assets.

SuperMedia Inc.

Consolidated Balance Sheets

Reported (GAAP)

As of December 31, 2009 and December 31, 2008

(dollars in millions)

	Successor Company	Predecessor Company
Unaudited	12/31/2009	12/31/2008	$ Change

Assets
Current assets:
Cash and cash equivalents	$212	$510	$(298)
Accounts receivable, net of allowances of $0 and $108	291	366	(75)
Unbilled receivable	655	—	655
Accrued taxes receivable	132	—	132
Deferred directory costs	24	282	(258)
Debt issuance costs	—	75	(75)
Deferred tax assets	—	49	(49)
Prepaid expenses and other	17	18	(1)
Total current assets	1,331	1,300	31
Property, plant and equipment	107	475	(368)
Less: accumulated depreciation	—	373	(373)
	107	102	5
Goodwill	1,707	73	1,634
Intangible assets, net	614	66	548
Pension assets	65	147	(82)
Non-current deferred tax assets	—	126	(126)
Other non-current assets	10	1	9
Total Assets	$3,834	$1,815	$2,019

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current maturities of long-term debt	$—	$9,267	$(9,267)
Derivative liabilities	—	248	(248)
Accounts payable and accrued liabilities	232	242	(10)
Deferred revenue	—	155	(155)
Deferred tax liabilities	218	—	218
Other	19	21	(2)
Total current liabilities	469	9,933	(9,464)
Long-term debt	2,750	—	2,750
Employee benefit obligations	325	287	38
Non-current deferred tax liabilities	55	—	55
Unrecognized tax benefits	33	85	(52)
Other liabilities	2	1	1

Stockholders’ equity (deficit):
Predecessor company common stock ($.01 par value; 225 million shares authorized and 148,262,447 shares issued and outstanding in 2008)	—	1	(1)
Successor company common stock ($.01 par value; 60 million shares authorized and 14,996,952 shares issued and outstanding in 2009)	—	—	—
Additional paid-in capital (deficit)	200	(8,764)	8,964
Retained earnings	—	494	(494)
Accumulated other comprehensive loss	—	(222)	222
Total stockholders’ equity (deficit)	200	(8,491)	8,691
Total Liabilities and Stockholders’ Equity (Deficit)	$3,834	$1,815	$2,019

SuperMedia Inc.

Consolidated Statements of Cash Flows

Reported (GAAP)

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

(dollars in millions)

	Predecessor Company
Unaudited	Year Ended 12/31/09	Year Ended 12/31/08	$ Change

Cash Flows from Operating Activities
Net Income	$8,257	$183	$8,074
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash reorganization items	(8,072)	—	(8,072)
Depreciation and amortization	68	78	(10)
Employee retirement benefits	23	—	23
Deferred income taxes	323	(73)	396
Provision for uncollectible accounts	228	206	22
Impairments	—	225	(225)
Stock-based compensation	12	6	6
Changes in current assets and liabilities
Accounts receivable	(152)	(150)	(2)
Deferred directory costs	43	30	13
Other current assets	(132)	(8)	(124)
Accounts payable and accrued liabilities	(82)	(99)	17
Other, net	(80)	(35)	(45)
Net cash provided by operating activities	436	363	73

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(52)	(56)	4
Acquisitions	(3)	—	(3)
Proceeds from sale of assets	—	6	(6)
Net cash used in investing activities	(55)	(50)	(5)

Cash Flows from Financing Activities
Proceeds from issuance of long-term debt	—	247	(247)
Repayment of long-term debt	(679)	(48)	(631)
Dividends paid to Idearc stockholders	—	(50)	50
Net cash provided by (used in) financing activities	(679)	149	(828)
Increase (decrease) in cash and cash equivalents	(298)	462	(760)
Cash and cash equivalents, beginning of year	510	48	462
Cash and cash equivalents, end of year	$212	$510	$(298)

SuperMedia Inc.

Advertising Sales

(dollars in millions)

	Predecessor Company
	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended	Year Ended	Year Ended	Year Ended
Unaudited	12/31/09	12/31/08	12/31/07	12/31/09	12/31/08	12/31/07

Net Advertising Sales(1)	$560	$708	$811	$2,241	$2,755	$3,053
% Change year-over-year	(20.9)%	(12.7)%		(18.7)%	(9.8)%

Notes:

(1)   Net advertising sales is an operating measure used by the Company to compare advertising sales for current advertising periods to corresponding sales for previous periods. It is important to distinguish net advertising sales from operating revenue, which on our financial statements is recognized under the deferral and amortization method.